Exhibit 99.1

Twenty One Capital Appoints Independent Director to Board

Appointment restores audit committee compliance with applicable SEC and NYSE independence requirements

AUSTIN, Texas - June 8, 2026 – Twenty One Capital, Inc. (“Twenty One” or “XXI”) today announced the appointment of Paul S. Lalljie as an independent director to its Board of Directors. Lalljie will also serve as a member of the Board’s audit committee.

Lalljie is an accomplished executive and board leader with deep experience across finance, technology, cybersecurity, and education technology. He currently serves as a Member of the Supervisory Board and Audit Committee Chair at Bitdefender. He previously served as Chief Executive Officer and Chief Financial Officer of 2U and as Chief Financial Officer of Neustar. His background spans public company leadership, financial oversight, corporate governance, audit committee leadership, and scaling technology-driven businesses.

The Board has determined that Lalljie qualifies as independent under Rule 10A-3 of the Securities Exchange Act of 1934 and Section 303A.02 of the NYSE Listed Company Manual.

The appointment follows recent changes to Twenty One’s Board composition in connection with Tether International, S.A. de C.V. 's acquisition of SoftBank Group’s stake in Twenty One on May 19, 2026. At the closing of the transaction, SoftBank’s representatives on the Twenty One Board stepped down and the related governance agreement was terminated. One of the departing SoftBank representatives had served on the audit committee. Twenty One notified the NYSE of the resulting committee vacancy at the time.

“Strong governance and independent oversight are critical as we build Twenty One into one of the world’s leading Bitcoin companies,” said Jack Mallers, Chief Executive Officer of Twenty One. “This appointment restores our compliance with NYSE audit committee requirements and reflects our commitment to operating with the discipline, transparency, and rigor expected of a public company.”

Twenty One holds more than 43,500 bitcoin and is focused on building a Bitcoin-native public company around a clear operating strategy: bringing together Bitcoin treasury, financial services, mining, and capital markets into a single platform designed for recurring revenue and long-term bitcoin accumulation.

About Twenty One

Twenty One is a Bitcoin-focused operating company. It builds businesses across financial services and capital markets, providing shareholders with direct exposure to Bitcoin. The company’s strategy is centered on capital-efficient Bitcoin accumulation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to Twenty One’s ability to build the company into one of the world’s leading Bitcoin companies, and building a bitcoin-native public company around a clear operating strategy of bringing together Bitcoin treasury, financial services, mining and capital markets into a single platform designed for recurring revenue and long-term Bitcoin accumulation. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in Twenty One’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 13, 2026 and in Twenty One’s other filings with the SEC. Forward-looking statements speak only as of the date of this press release and are based on information available to Twenty One as of the date of this press release, and Twenty One assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

XXI intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on XXI’s website. XXI, and its CEO, Jack Mallers, also intend to use certain social media channels, including, but not limited to, X, and YouTube, as means of communicating with the public and investors about XXI, its progress, products, and other matters. While not all the information that XXI or Jack Mallers post to their respective digital platforms may be deemed to be of a material nature, some information may be. As a result, XXI encourages investors and others interested to review the information that it and Jack Mallers’ posts and to monitor such portions of XXI’s website and social media channels on a regular basis, in addition to following XXI’s press releases, SEC filings, and public conference calls and webcasts. The contents of XXI’s website and its and Jack Mallers’ social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Media / Investor Contact

press@xxi.money